SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) November 22, 2006

I.R.S. employer
Commission File	Registrant, Address of Principal Executive	Identification	State of
Number	Offices and Telephone Number	Number	Incorporation

001-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

000-00508	SIERRA PACIFIC POWER COMPANY P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418	Nevada
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 22, 2006, on behalf of Sierra Pacific Power Company (“SPPC”), a wholly-owned subsidiary of Sierra Pacific Resources, Humboldt County, Nevada (“Humboldt County”) issued $49,750,000 aggregate principal amount of its Pollution Control Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2006, due October 1, 2029 (the “Humboldt Bonds”). On the same date, on behalf of SPPC, Washoe County, Nevada (“Washoe County”) issued $58,700,000 aggregate principal amount of its Gas Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2006A, due August 1, 2031 (the “Washoe Series A Bonds”), $75,000,000 aggregate principal amount of its Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2006B, due March 1, 2036 (the “Washoe Series B Bonds”) and $84,800,000 aggregate principal amount of its Gas and Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2006C, due March 1, 2036 (the “Washoe Series C Bonds”, together with the Humboldt Bonds, the Washoe Series A Bonds and the Washoe Series B Bonds, the “Bonds”).
     The Humboldt Bonds were issued to refund: (i) $39,500,000 aggregate principal amount of Humboldt County’s Variable Rate Demand Pollution Control Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 1987, and (ii) $10,250,000 aggregate principal amount of Humboldt County’s Pollution Control Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 1992A. The Washoe Series A Bonds were issued to refund: (i) $17,500,000 aggregate principal amount of Washoe County’s Variable Rate Demand Gas Facilities Revenue Bonds (Sierra Pacific Power Company Project) Series 1987, (ii) $20,000,000 aggregate principal amount of Washoe County’s Gas Facilities Revenue Bonds (Sierra Pacific Power Company Project) Series 1990, and (iii) $21,200,000 aggregate principal amount of Washoe County’s Gas Facilities Revenue Bonds (Sierra Pacific Power Company Project) Series 1992. The Washoe Series B Bonds were issued to refund $75,000,000 aggregate principal amount of Washoe County’s Variable Rate Demand Water Facilities Revenue Bonds (Sierra Pacific Power Company Project) Series 1987. The Washoe Series C Bonds were issued to refund: (i) $45,000,000 aggregate principal amount of Washoe County’s Variable Rate Demand Gas and Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 1987, (ii) $30,000,000 aggregate principal amount outstanding of Washoe County’s Gas and Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 1993B, and (iii) $9,800,000 aggregate principal amount of Washoe County’s Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 1993A.
     The interest rates of the Humboldt Bonds and the Washoe Series C Bonds will be determined by an auction with an initial auction period of 7 days. The interest rate of the Washoe Series A Bonds and the Washoe Series B Bonds will be determined by an auction with an initial auction period of 35 days. The method of determining the interest rate on the Bonds may be converted from time to time in accordance with their respective indentures so that such Bonds would thereafter, bear interest at a daily, weekly, flexible or term rate as designated. The Humboldt Bonds are insured by Financial Guaranty Insurance Company, a New York stock insurance company. The Washoe Series A and the Washoe Series B Bonds are insured by Ambac Assurance Corporation, a Wisconsin stock insurance company. The Washoe Series C Bonds are insured by MBIA Insurance Corporation, a New York corporation.
     The Humboldt Bonds in the principal amount of $10,250,000 are subject to a mandatory sinking fund redemption on April 1, 2026 at 100% of the principal amount to be redeemed plus accrued interest to the redemption date. The Washoe Series C Bonds in the principal amount of $30,000,000 are subject to a mandatory sinking fund redemption on July 1, 2031 at 100% of the principal amount to be redeemed plus accrued interest to the redemption date. In each case, the amount of such mandatory sinking fund payment will be reduced by the principal amount of the Humboldt Bonds or the Washoe Series C Bonds, as applicable, that have been previously redeemed (or purchased by SPPC) and cancelled by the applicable trustee.
     In connection with the issuance of the Bonds, SPPC entered into Financing Agreements dated November 1, 2006 with both Humboldt County and Washoe County, pursuant to which Humboldt County and Washoe County will lend the proceeds from the sales of the Bonds to SPPC. SPPC’s payment obligations under the Financing Agreements are secured by SPPC’s General and Refunding Mortgage Notes, Series N (the “Series N Notes”), which were issued in the same principal amounts and with the same maturity dates as the related Bonds. The Series N Notes will bear interest at such rates and in such amounts as the interest payable with respect to the related Bonds.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: November 22, 2006	By:	/s/ John E. Brown
John E. Brown
Corporate Controller

Sierra Pacific Power Company (Registrant)
Date: November 22, 2006	By:	/s/ John E. Brown
John E. Brown
Controller